EMPLOYMENT AGREEMENT


     THIS AGREEMENT between FAMILY STEAK HOUSES OF FLORIDA, INC., a Florida corporation (the "Company"), and EDWARD B. ALEXANDER (the "Executive"), is made and entered into as of the 26th day of January, 1998.

                                P R E A M B L E :

     The Company, on behalf of itself and its shareholders, wishes to attract and retain well-qualified executives and key personnel and to assure itself of the continuity of its management. The Executive currently holds the position of Chief Financial Officer, and is a member of the Company's Management Executive Committee. The Company recognizes that the Executive is a valuable resource of the Company and the Company desires to be assured of the continued services of the Executive.

     The Company is concerned that in the event of a possible or threatened change in control of the Company, uncertainties necessarily arise and the Executive may have concerns about the continuation of his employment status and responsibilities and may be approached by others offering competing employment opportunities, and the Company therefore desires to provide the Executive assurance as to the continuation of his employment status and responsibilities in such event. The Company further desires to assure that, if a possible or threatened change in control should arise and the Executive should be involved in deliberations or negotiations in connection therewith, the Executive would be in a secure position to consider and participate in such transaction as objectively as possible in the best interests of the Company and, to this end, desires to protect the Executive from any direct or implied threat to his financial well being.

     The Executive is willing to continue to serve as such but desires assurance that in the event of such a change in control he will continue to have the employment status and responsibilities he could reasonably expect absent such event and in the event of a change in control he will have fair and reasonable severance protection on the basis of his service to the Company to that time.

     ACCORDINGLY, it is hereby agreed by and between the parties as follows:

     1. Operation of Agreement. This Agreement shall constitute a valid and binding contract between the parties immediately upon its execution and supersedes any and all prior employment agreements (excluding any indemnity agreements between the parties).

     2. Change in Control. The date on which a Change in Control of the Company shall occur shall be the "Trigger Date" for purposes of this Agreement. The term "Change in Control" of the Company shall mean, and be deemed to have occurred on the date of, the first to occur of any of the following:

          (a) there occurs a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A promulgated under the


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     Securities  Exchange Act of 1934 as in effect on the date of this Agreement
     (the "'34 Act") or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the '34 Act which serve similar purposes;

          (b) any "person" (as such term is used in Sections 13(d) and 14(d)(2) of the '34 Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities;

          (c) there occurs a change in control of the Board of Directors of the Company, such that the individuals who were members of the Board of Directors of the Company, or of any class into which it is divided, immediately prior to a meeting of the shareholders of the Company involving a contest for the election of directors shall not constitute a majority of the Board of Directors, or of such class, following such election unless the election, or the nomination and election of the new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period;

          (d) the Company becomes a subsidiary of another corporation or shall have merged into or consolidated with another corporation, or merged another corporation into the Company, on a basis whereby less than 50% of the total voting power of the surviving corporation is represented by shares held by former shareholders of the Company prior to such merger or consolidation; or

          (e) the Company shall have sold all or substantially all of its assets to another corporation or other entity or person.

     3. Employment Prior to Trigger Date.

          (a) The Company hereby agrees to employ the Executive as the Chief Financial Officer of the Company and Executive hereby accepts such employment and agrees to devote his best efforts and as much time as may be necessary, during or after the regular working hours of the Company, to perform his duties hereunder.

          (b) During the term of this Agreement, the Executive shall perform the duties typically performed by the Chief Financial Officer of the Company, subject to direction of, and according to such policies and procedures as may be adopted from time to time by, the Board of Directors. The Executive shall report directly to the Chief Executive Officer of the Company. Executive's duties and responsibilities shall not be diminished or reduced, without the consent of Executive.

          (c) During the term of this Agreement, the Company may from time to time grant him options to acquire shares of the Company's common stock. The award of any options shall be evidenced by an agreement containing usual and customary provisions.

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          (d) This  Agreement  shall have an initial  term of two years from the date hereof.

          (e) The initial annual salary of Executive shall be Ninety Thousand Dollars ($90,000) per annum payable in bi-weekly installments, subject to increase at any time as determined by the Chief Executive Officer of the Company. Executive shall be entitled to receive bi-weekly reimbursement for, or seek direct payment by the Company of, such reasonable expenses incurred by Executive as are consistent with specific policies of the Company in the performance of his duties under this Agreement, provided that Executive accounts therefor in writing and that such expenses are ordinary and necessary business expenses of the Company for federal income tax purposes.

          (f) Executive shall be entitled to reasonable paid vacation in accordance with the policies of the Company, and such other employee benefits as the Board may fix from time to time; provided, however, that, in the Executive's case, such employee benefits shall include comprehensive medical, hospitalization and disability insurance and other reasonable medical benefits in accordance with the policies of the Company, including the cost of an annual physical examination.

     4. Post-Trigger Date Employment.

          (a) Upon a Change in Control, the Executive, at his option, may resign at any time within six (6) months following the Trigger Date and receive the Termination Payments (as hereinafter defined) described in Section 7, as if Executive had been terminated on the Trigger Date, or Executive may elect to continue in the employ of the Company. If the Executive so elects, the Company hereby agrees to continue the Executive in its employ, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Trigger Date and ending on the last day of the month in which occurs the second anniversary of the Trigger Date (the "Post-Trigger Employment Period"), subject to the Executive's aforementioned right to resign in the six (6) month period following the Trigger Date.

          (b) During the Post-Trigger Employment Period, Executive shall exercise such position and authority and perform such duties as are commensurate with the position and authority being exercised and duties being performed by the Executive immediately prior to the Trigger Date, which services shall be performed at the location where the Executive was employed immediately prior to the Trigger Date or at such other location as the Company may require not more than 20 miles from the present location. The position, authority, duties and responsibilities of the Executive shall be regarded as not commensurate if, as a result of a Change of Control, (i) the Company becomes a direct or indirect subsidiary of another corporation or corporations or becomes controlled, directly or indirectly, by one or more unincorporated entities (such other corporation or unincorporated entity owning or controlling, directly or indirectly, the Company is hereinafter referred to as a "parent company") or (ii) all or substantially all of the assets

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     of the Company are acquired by another corporation or unincorporated entity or group of corporations or unincorporated entities owned or controlled, directly or indirectly, by another corporation or unincorporated entity (such other acquiring or controlling corporation or unincorporated entity is hereinafter referred to as a "successor"), unless, in the case of either
     (i) or (ii), Section 14 of this Agreement shall have been complied with and the Executive's position, authority, duties and responsibilities with such parent company or successor, as the case may be, are at least commensurate in all material respects with those held, exercised and assigned with the Company immediately prior to the Trigger Date.

          (c) Excluding periods of vacation and sick leave to which the Executive is entitled, the Executive agrees that during the Post-Trigger Employment Period he shall devote his full business time to his responsibilities as described herein and shall perform such responsibilities faithfully and efficiently. Notwithstanding the foregoing, the Executive may (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions and (iii) manage personal investments, so long as such activities do not materially interfere with the performance of the Executive's duties and responsibilities. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Trigger Date, such prior conduct of activities, and any subsequent conduct of activities similar in nature and scope, shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company; provided, however, that the provisions of this sentence shall in no manner be construed as limiting or restricting the Executive to the conduct of such activities conducted immediately prior to the Trigger Date.

     5.  Post-Trigger   Compensation  and  Benefits.   During  the  Post-Trigger
Employment Period, the Executive shall receive the following compensation and benefits:

          (a) He shall receive an annual base salary which is not less than his annual base salary immediately prior to the Trigger Date. During the Post-Trigger Employment Period, the Executive's annual base salary shall be reviewed at least annually and shall be increased from time to time to reflect increases in the cost of living and such other increases as shall be consistent with increases in annual base salary awarded in the ordinary course of business to other key executives. Any increase in annual base salary shall not limit or reduce any other obligation to the Executive under this Agreement. In no case shall the annual base salary be reduced.

          (b) He shall receive an annual bonus (either pursuant to a bonus or incentive plan or program of the Company or otherwise) in cash at least equal to the highest bonus paid or payable to the Executive in respect of any of the three (3) fiscal years of the Company (annualized with respect to any such fiscal year for which the Executive has been employed only for a portion thereof) immediately prior to the fiscal year in which the Trigger Date occurs. The annual bonus shall be payable within 30 days after the end

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



     of each fiscal year, unless the Executive shall otherwise elect to defer the receipt of such annual bonus.

          (c) He shall be eligible to participate on a reasonable basis, and to continue his existing participation, in annual incentive, stock option, restricted stock, long-term incentive performance, and any other incentive compensation plan which provides opportunities to receive compensation in addition to his annual base salary which are the greater of (i) the opportunities provided by the Company for executives with comparable duties or (ii) the opportunities under any such plans in which he was participating immediately prior to the Trigger Date.

          (d) He shall be entitled to receive and participate in salaried employee benefits (including, but not limited to, medical, life and accident insurance, automobile allowance, stock ownership, and disability benefits) and perquisites which are the greater of (i) the employee benefits and perquisites provided by the Company to executives with comparable duties or (ii) the employee benefits and perquisites to which he was entitled or in which he participated immediately prior to the Trigger Date.

          (e) He shall be entitled to continue to accrue credited service for retirement benefits and to be entitled to receive retirement benefits under and pursuant to the terms of any retirement plan or agreement in effect on the Trigger Date in respect of his retirement, whether or not a qualified plan or agreement, so that his aggregate monthly retirement benefit from all such plans and agreements (regardless when he begins to receive such benefit) will be not less than it would be had all such plans and agreements in effect immediately prior to the Trigger Date continued to be in effect without change until and after he begins to receive such benefit.

     6. Termination. The term "Termination" shall mean termination, after the Trigger Date and prior to the expiration of the Post-Trigger Employment Period, of the employment of the Executive with the Company for any reason other than death, disability (as described below), cause (as described below), or voluntary resignation (as described below). Any termination of Executive's employment shall be communicated by a written Notice of Termination to the other party to this Agreement specifying the "Termination Date".

          (a)  The  term  "disability"   means  physical  or  mental  incapacity
     qualifying the Executive for long-term disability under the Company's long-term disability plan.

          (b) The term "cause" means (i) the willful and continued failure of the Executive substantially to perform his duties with the Company (other than any failure due to physical or mental incapacity) after a demand for substantial performance is delivered to him by the Board of Directors which specifically identifies the manner in which the board believes he has not substantially performed his duties or (ii) willful misconduct materially and demonstrably injurious to the Company. No act or failure to act by the Executive shall be considered willful unless done or omitted to be done by him

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     not in good faith and without reasonable belief that his action or omission was in the best interests of the Company. The unwillingness of the Executive to accept any or all of a change in the nature or scope of his position, authorities or duties, a reduction in his total compensation or benefits, a relocation that he deems unreasonable in light of his personal circumstances, or other action by or request of the Company in respect of his position, authority, or responsibility that he reasonably deems to be contrary to this Agreement, may not be considered by the Board of Directors to be a failure to perform or misconduct by the Executive. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for cause for purposes of this Agreement unless and until there shall have been delivered to him a copy of a resolution, duly adopted by a vote of a majority of the entire Board of Directors of the Company at a meeting of the Board called and held (after reasonable notice to the Executive and an opportunity for the Executive and his counsel to be heard before the Board) for the purpose of considering whether the Executive has been guilty of such a willful failure to perform or such willful misconduct as justifies termination for cause hereunder, finding that in the good faith opinion of the Board, the Executive has been guilty thereof and specifying the particulars thereof.

          (c) The resignation of the Executive shall be deemed "voluntary" if it is for any reason other than one or more of the following:

               (i) The Executive's resignation or retirement is requested by the Company other than for cause;

               (ii) Any diminution in the nature or scope of the Executive's position, authorities or duties from those described in Section 4 or the assignment to Executive of any duties inconsistent with Executive's current position, duties and responsibilities;

               (iii) Any other reduction in his total compensation or benefits from that provided in Section 5;

               (iv) The breach by the Company of any provision of this Agreement;

               (v) The Executive resigns within six (6) month of the Trigger Date pursuant to Section 4(a); or

               (vi) The determination by the Executive that, as a result of a Change in Control and a change in circumstances thereafter significantly affecting his position, he is unable to exercise the authorities and responsibilities attached to his position and contemplated by Section 4.

         For purposes of this Section 6(c), any good faith determination by the Executive that any event set forth in clauses (i) - (vi) has occurred above shall be conclusive.


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          (d)  Termination  that  entitles  the  Executive  to the  payments and benefits provided in Section 7 shall not be deemed or treated by the Company as the termination of the Executive's employment or the forfeiture of his participation, award, or eligibility for the purpose of any plan, practice or agreement of the Company referred to in Section 5.

     7. Termination Payments and Benefits. In the event of Termination, and within 30 days following the Termination Date, unless this Section has been previously amended pursuant to Section 13 hereof, the Company shall pay to the Executive the following (the "Termination Payments"):

          (a) His base salary and all other benefits due him through the Termination Date, less applicable withholding taxes and other authorized payroll deductions;

          (b) The amount equal to the highest annual bonus paid to the Executive in any of the previous three (3) fiscal years prior to the fiscal year in which Termination occurs, reduced pro rata for that portion of the fiscal year not completed as of the end of the month in which Termination occurs; provided, however, that if the Executive has deferred his award for such year, the payment due the Executive under this paragraph (b) shall be paid in accordance with the terms of the deferral; and

          (c) A lump sum severance  allowance in an amount which is equal to the
     sum  of  the  amounts   determined   in   accordance   with  the  following
     subparagraphs (i) and (ii):

               (i) An amount equivalent to the Calculation Number (as defined below) multiplied by his annual base salary at the rate in effect immediately prior to Termination; and

               (ii) An amount equivalent to the Calculation Number multiplied by the highest amount of the annual incentive compensation, including annual bonus, received or deferred by the Executive for the three (3) fiscal years immediately prior to the fiscal year in which Termination occurs.

As used herein, the term "Calculation Period" shall mean two (2) fiscal years or a period equal in length to that number of fiscal years, as the context shall require, and the term Calculation Number shall mean two and one-half (2.5).

In addition to the foregoing, the Company shall pay or otherwise provide to the Executive all of the following:

          (d) The Company shall pay, distribute, and otherwise provide to the Executive the amount and value of his entire plan account and interest under any investment plan or stock ownership plan, and all employer contributions made or payable to any such plan for his account prior to the end of the month in which Termination occurs shall be

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     deemed vested and payable to him. Such payment or distribution  shall be in accordance with the elections made by the Executive in respect of distributions in accordance with the plan as if the Executive's employment in the Company terminated at the end of the month in which Termination occurs.

          (e) During a period equal to the Calculation Period, the Company shall pay the Executive pursuant to the terms of any long-term incentive performance plan in which he was participating at the time of Termination as if he continued to be a participant in the plan during that period, and if pursuant to the terms of such plan no distributions therefrom become vested until after the expiration of the Post-Trigger Employment Period, then whenever distributions thereunder become vested, the Company shall pay the Executive the amount or other distribution to which he would have been entitled had his participation in the plan continued until the time distributions become vested and are made pursuant to the plan.

          (f) During a period equal to the Calculation Period, the Executive shall continue to be deemed and treated as if he were an eligible employee under the provisions of all stock option, stock appreciation right, restricted stock, and other incentive compensation plans of the Company under which he held options or awards or in which he participated at the time of Termination, and he may exercise options and rights, and shall receive payments and distributions accordingly.

          (g) During a period equal to the Calculation Period, the Executive shall continue to participate in and be entitled to all benefits and credited service for benefits under the benefit plans, programs and arrangements described in Sections 5(d) and 5(e) as if he remained employed by the Company at the compensation levels referred to in this Section 7 during such period, exclusive however of disability benefits and any aforesaid investment plan or stock ownership plan.

          (h) Upon the expiration of the Post-Trigger Employment Period, the Executive shall be deemed to have retired from the Company and he shall be entitled at that time, or at such later time as he may elect in order to avoid or minimize any applicable early pension reduction provision, to commence to receive the total combined retirement benefit to which he is entitled hereunder.

          (i) Section 5 shall be applicable in determining the payments and benefits due the Executive under this Section 7, and if Termination occurs after a reduction (which reduction occurs after the Trigger Date) in all or any part of the Executive's total compensation or benefits, the monthly severance allowance and other compensation and benefits payable to him pursuant to this Section 7 shall be based upon his compensation and benefits before the reduction.

          (j) If any provision of this Section 7 cannot, in whole or in part, be implemented and carried out under the terms of the applicable compensation, benefit, or

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     other plan or arrangement  of the Company  because the Executive has ceased to be an actual employee of the Company, because he has insufficient or reduced credited service based upon his actual employment by the Company, because the plan or arrangement has been terminated or amended after the Trigger Date of this Agreement, or for any other reason, the Company itself shall pay or otherwise provide the equivalent of such rights, benefits, and credits for such benefits to the Executive, his dependents, beneficiaries and estate.

          (k) The Company's obligation under this Section 7 to continue to pay or provide health care and life and accident insurance to the Executive during a period equal to the Calculation Period shall be reduced when and to the extent any of such benefits are paid or provided to the Executive by another employer, provided that the Executive shall have all rights afforded to retirees to convert group insurance coverage to individual insurance coverage as, to the extent of, and whenever his group insurance coverage under this Section 7 is reduced or expires. Apart from this paragraph (k), the Executive shall have and be subject to no obligation to mitigate.

          (l)  The  Company  shall  deduct   applicable   withholding  taxes  in
     performing its obligations under this Section 7.

Nothing in this Section 7 is intended, or shall be deemed or interpreted, to be an amendment to any compensation, benefit, or other plan of the Company. To the extent the Company's performance under this Section 7 includes the performance of the Company's obligations to the Executive under any such plan or under another agreement between the Company and the Executive, the rights of the Executive under such plan or other agreement, as well as under this Agreement, are discharged, surrendered, or released pro tanto.

     8. Gross-Up of Termination Payments. In the event that the Executive becomes entitled to the Termination Payments, if any of such payments are or become subject to the tax (the "Excise Tax") imposed by Section 4999 of the Internal Revenue Code of 1986, or any successor statute, rule or regulation of similar effect (the "Code"), the Company shall pay the Executive within 30 days of the Termination Date an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Termination Payments and the sum of any federal, state and local income tax and Excise Tax upon the payment provided by this Section, shall be equal to the Termination Payments. For the purposes of determining whether any of the Termination Payments will be subject to the Excise Tax and the amount of such Excise Tax, the following shall apply:

          (a) any other payments or benefits received or to be received by the Executive from the Company or one of its benefit plans in connection with a Change in Control or in connection with Termination (from whatever source) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code;


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


          (b) all "excess parachute payments" within the meaning of Section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, unless, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Executive, such other payments or benefits (in whole or in part) described in clause (a) above do not constitute parachute payments, or such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code;

          (c) the amount of the Termination Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of:

               (i) the total amount of the Termination Payments; and

               (ii) the amount of excess parachute payments within the meaning of Sections 280G(b)(1) and (4) (after applying clauses (a) and (b) above).

          (d) the value of any non-cash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code;

          (e) the Executive shall be deemed to pay federal income taxes, and state and local income taxes in the state and locality of the Executive's residence on the date of Termination, at the highest marginal rate of income taxation in effect in the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local income taxes; and

          (f) in the event the Excise Tax is subsequently determined to be less than the amount taken into account hereunder at the time of the payment of the Termination Payments, the Executive shall repay the Company the portion of the Gross-Up Payment attributable to such reduction, or in the event that the Excise Tax is subsequently determined to exceed the amount taken into account hereunder at the time of the payment of the Termination Payments (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional gross-up payment in respect of such excess, in each case, payment to be made within 30 days after the final determination of the amount of the reduction or excess, as the case may be, together with interest thereon at the rate provided in Section 1274(b)(2)(B) of the Code.

     9. Arrangements Not Exclusive or Limiting. The specific arrangements referred to herein are not intended to exclude or limit the Executive's participation in other benefits available to executive personnel generally, or to preclude or limit other compensation or benefits as may be authorized by the Board of Directors of the Company at any time, or to limit or reduce any compensation or benefit to which the Executive would be entitled but for this Agreement.

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


     10. Enforcement Costs. The Company is aware that upon the occurrence of a Change in Control, the Board of Directors or a stockholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Agreement, or may cause or attempt to cause the Company to institute, or may institute, litigation seeking to have this Agreement declared unenforceable, or may take, or attempt to take, other action to deny the Executive the benefits intended under this Agreement. In these circumstances, the purpose of this Agreement could be frustrated. It is the intent of the parties that the Executive not be required to incur the legal fees and expenses associated with the protection or enforcement of his rights under this Agreement by litigation or other legal action because such costs would substantially detract from the benefits intended to be extended to the Executive hereunder, nor be bound to negotiate any settlement of his rights hereunder under threat of incurring such costs. Accordingly, if at any time after the Trigger Date, it should appear to the Executive that the Company is or has acted contrary to or is failing or has failed to comply with any of its obligations under this Agreement for the reason that it regards this Agreement to be void or unenforceable or for any other reason, or that the Company has purported to terminate his employment for cause or is in the course of doing so in either case contrary to this Agreement, or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation or other legal action designed to deny, diminish or to recover from the Executive the benefits provided or intended to be provided to him hereunder, and the Executive has acted in good faith to perform his obligations under this Agreement, the Company irrevocably authorizes the Executive from time to time to retain counsel of his choice at the expense of the Company to represent him in connection with the protection and enforcement of his rights hereunder, including without limitation representation in connection with termination of his employment contrary to this Agreement or with the initiation or defense of any litigation or other legal action, whether by or against the Executive or the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. The reasonable fees and expenses of counsel selected from time to time by the Executive as hereinabove provided shall be paid or reimbursed to the Executive by the Company on a regular, periodic basis upon presentation by the Executive of a statement or statements prepared by such counsel in accordance with its customary practices. Counsel so retained by the Executive may be counsel representing other officers or key executives of the Company in connection with the protection and enforcement of their rights under similar agreements between them and the Company, and, unless in his sole judgement use of common counsel could be prejudicial to him or would not be likely to reduce the fees and expenses chargeable hereunder to the Company, the Executive agrees to use his best efforts to agree with such other officers or executives to retain common counsel.

     11. Notices. Any notices, requests, demands and other communications provided for by this Agreement shall be in writing and personally delivered by hand or sent by registered or certified mail, if to the Executive, to him at the last address he has filed in writing with the Company or, if to the Company, to its corporate secretary at its principal executive offices.

     12. Non-Alienation. The Executive shall not have any right to pledge, hypothecate, anticipate, or in any way create a lien upon any amounts provided under this Agreement, and no payments or benefits due hereunder shall be assignable in anticipation of payment either by voluntary or involuntary acts or by operation of law. So long as the Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

     13. Entire Agreement; Amendment. This Agreement constitutes the entire agreement of the parties in respect of the subject matter hereof. Except as hereinafter provided in this Section 13, no provision of this Agreement may be amended, waived or discharged except by the mutual written agreement of the parties. Notwithstanding the foregoing, Executive acknowledges and agrees that the Board of Directors, at any time prior to a Change in Control, may in its sole discretion, unilaterally amend this Agreement to modify or deny Termination Payments pursuant to Section 7 hereof. The consent of any other person to any such amendment, waiver or discharge shall not be required.

     14. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, its successors or assigns, by operation of law or otherwise, including without limitation any corporation or other entity or person which shall succeed (whether directly or indirectly, by purchase, merger, consolidation, or otherwise) to all or substantially all of the business and/or assets of the Company, and the Company will require any parent company or successor, by agreement in form and substance satisfactory to the Executive, expressly to assume and agree to perform, or (in the case of a parent company) to guarantee the performance of, this Agreement. Except as otherwise provided herein this Agreement shall be binding upon and inure to the benefit of the Executive and his legal representatives, heirs, and assigns, provided, however, that in the event of the Executive's death prior to payment or distribution of all amounts, distributions, and benefits due him hereunder, each such unpaid amount and distribution shall be paid in accordance with this Agreement to the person or persons designated by the Executive to the Company to receive such payment or distribution and in the event the Executive has made no applicable designation, to the persons or persons designated by the Executive as the residuary beneficiaries of his estate if he dies testate or to his heirs at law under the intestate succession laws of his state of domicile if he dies intestate.

     15. Withholding of Taxes. The Company may withhold from any benefits payable under this Agreement all federal, state, city or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

     16. Governing Law. The validity, interpretation, and enforcement of this Agreement shall be governed by the laws of the State of Florida.

     17. Severability. In the event that any provision or portion of this Agreement shall be determined to be invalid or unenforceable for any reason, the remaining provisions of this Agreement shall be unaffected thereby and shall remain in full force and effect.

     18.   Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together constitute one and the same instrument.

     IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, and its corporate seal to be hereunto affixed and attested by its Secretary or Assistant Secretary, all as of the day and year first shown above written.


                                            FAMILY STEAK HOUSES OF FLORIDA, INC.

ATTEST:



By:  /s/ MICHAEL J. WALTERS                 /s/ LEWIS E. CHRISTMAN, JR.
     ---------------------------            ---------------------------
     Michael J. Walters                     Lewis E. Christman, Jr.
     Secretary                              President and CEO



                                            EXECUTIVE

                                            /s/ EDWARD B. ALEXANDER
                                            ---------------------------
                                            Edward B. Alexander



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